Exhibit 10.9

STOCK OPTION AGREEMENT

MetLife, Inc. confirms that, on [grant date] (the “Grant Date”), it granted you, [name], [number] Stock Options (your “Options”). Your Options are subject to the terms and conditions of this Stock Option Agreement (this “Agreement”) and the MetLife, Inc. 2005 Stock and Incentive Compensation Plan (the “Plan”).

1. Standard Exercise Terms.

(a) Each Option entitles you to purchase one Share for $[closing price on date of grant] per Share, the Closing Price on the Grant Date (the “Exercise Price”).

(b) Except as provided in Sections 2 and 3, one-third (1/3) of your Options will become exercisable on each of the first, second and third anniversaries of the Grant Date, and you may exercise your Options until the close of business on [day prior to the tenth (10th) anniversary of the Grant Date] (the “Standard Terms”). Neither this date, nor any other deadline for exercise of your Options under this Agreement, will be extended regardless of whether you are unable to exercise your Options on that date because it is not a business day, due to trading limitations, or otherwise.

(c) You may exercise any of your Options that have become exercisable by notifying the Company, using procedures that will be established for this purpose, and paying for the Shares at the time you exercise your Options. You may exercise your Options only if the price of Shares is greater than the Exercise Price. Any exercisable Options that you fail to exercise within the applicable period for exercise will be forfeited.

(d) Except as provided in Section 1(e) or (f), you may pay the Exercise Price in one or more of the following ways: (1) in cash, (2) by exchanging Shares you already own (as long as those Shares are not subject to any pledge or other security interest), (3) to the extent permitted by law, through an arrangement with the broker designated by the Company in which the broker will use the proceeds of the sale of a sufficient number of Shares to pay the Exercise Price, or (4) through a combination of the above. The combined value paid must have a value as of the date tendered that is at least equal to the Exercise Price.

(e) If you are either resident or employed in Italy at the time you exercise your Options, then, except as otherwise provided by the Committee: (1) you may pay the Exercise Price, to the extent permitted by law, only through an arrangement with the broker designated by the Company in which the broker will use the proceeds of the sale of a sufficient number of Shares to pay the Exercise Price; and (2) you must sell all of the Shares you acquire through your exercise of the Options immediately upon or contemporaneous with your acquisition of those Shares, except as otherwise provided by the Committee.

(f) If you are either resident or employed in the United Kingdom at the time you exercise your Options, then, except as otherwise provided by the Committee, you may not pay the Exercise Price in whole or in part by exchanging Shares you already own.

(g) You must exercise your Options in accordance with the Company’s insider trading policy and any applicable pre-trading clearance procedures. Your exercise of Options or sale of Shares may be prohibited at certain times, or delayed, due to Share trading volume limitations imposed by the Company. The issuance of Shares pursuant to your Options is subject to all applicable laws, rules and regulations, and to any approvals by any governmental agencies or national securities exchanges as may be required. No Shares will be issued upon exercise of any of your Options if that issuance or exercise would result in a violation of applicable law, including the federal securities laws and any applicable state or foreign securities laws.

(h) The number of Shares issuable upon exercise of your Options shall be reduced to the nearest whole Share. If you retain some or all of the Shares after you exercise your Options, you will receive evidence of ownership of those Shares.

2. Change of Status. For purposes of this Section 2, your transfer between the Company and an Affiliate, or among Affiliates, will not be a termination of employment. If a Change of Control occurs prior to any of the events described in this Section 2, any applicable terms of Section 3 will supersede the terms of this Section 2.

(a) Long-Term Disability. In the event you qualify for long-term disability benefits under a plan or arrangement offered by the Company or an Affiliate for its Employees, the Standard Terms will continue to apply to your Options. Once this provision applies, no other change of status described in this Sections 2 (except the provision regarding termination for Cause) will affect your Options, even if you subsequently return to active service or your employment with the Company or an Affiliate terminates other than for Cause.

(b) Death. In the event that your employment with the Company or an Affiliate terminates due to your death, all of your Options will be immediately exercisable and will remain exercisable until the close of business on the Expiration Date.

(c) Retirement. If your employment with the Company or an Affiliate terminates (other than for Cause) on or after your early retirement date or normal retirement date (in each case determined under any ERISA qualified benefit plan offered by the Company or an Affiliate in which you participate) (“Retirement”), the Standard Terms will continue to apply to your Options.

(d) Bridge Eligibility. If your employment with the Company or an Affiliate terminates (other than for Cause) with bridge eligibility for retirement-related medical benefits (determined under an ERISA qualified benefit plan offered by the Company or an Affiliate in which you participate, if any) (“Bridge Eligibility”), and your separation agreement (offered to you under the severance program offered by the Company or an Affiliate to its Employees) becomes final, the Standard Terms will continue to apply to your Options.

(e) Termination for Cause. In the event that your employment with the Company or an Affiliate terminates for Cause, all of your Options will be forfeited immediately.

(f) Other Termination of Employment. Unless the Committee determines otherwise, if no other provision in this Section 2 regarding change of status applies, then:

(1) your Options that are exercisable as of the date of termination will remain exercisable until the close of business on the 30th day after the date of your termination or until they would expire under the Standard Terms, whichever period is shorter; and

(2) all of your Options that are not exercisable at the date of termination of your employment with the Company or an Affiliate will be forfeited immediately upon your termination of employment.

3. Change of Control.

(a) If any of the events described in Section 2 occurs prior to a Change of Control, any applicable terms of Section 2 will supersede the terms of this Section 3. Except as provided in Section 3(b) and 3(c), and unless otherwise prohibited under law or by applicable rules of a national security exchange, if a Change of Control occurs:

(1) all of your unexercised Options will become exercisable immediately regardless of the applicable exercise schedule; and

(2) notwithstanding any provisions of Section 2 to the contrary, if your employment with the Company or any Affiliate terminates without Cause before the first anniversary of the Change of Control, your Options will remain exercisable until the earlier of: (a) their expiration under the Standard Terms; or (b) the first anniversary of the termination of your employment. For purposes of this Section 3(a)(2), your transfer between the Company and an Affiliate, or among Affiliates, will not be a termination of employment.

(b) Notwithstanding Section 3(a), the Committee may elect to redeem your Options for a cash payment equal to the Change of Control Price less the Exercise Price, multiplied by the number of exercisable Options that you have not yet exercised.

(c) The terms of Sections 3(a) and (b) will not apply to your Options if the Committee reasonably determines in good faith, prior to the Change of Control, that you have been granted an Alternative Award for your Options pursuant to Section 15.2 of the Plan.

4. Nontransferability of Awards. Except as provided in Section 5 or otherwise permitted by the Committee, you may not sell, transfer, pledge, assign or otherwise alienate or hypothecate any of your Options, and all rights with respect to your Options are exercisable during your lifetime only by you.

5. Beneficiary Designation. You may name any beneficiary or beneficiaries (who may be named contingently or successively) who may then exercise any right under this Agreement in the event of your death. Each beneficiary designation for such purpose will revoke all such prior designations. Beneficiary designations must be properly completed on a form prescribed by the Committee and must be filed with the Company during your lifetime. If you have not designated a beneficiary, your rights under this Agreement will pass to and may be exercised by your estate.

6. Tax Withholding. The Company or an Affiliate may withhold amounts it determines are necessary to satisfy tax withhold responsibilities by withholding amounts from payment made under this Agreement, or from other payments due to you to the extent permissible under law, an amount sufficient to satisfy the minimum statutory United States, state, local or other applicable tax withholding requirements. The Company will defer payment of cash or the issuance of Shares until this requirement is satisfied. The Company may satisfy this requirement by withholding Shares otherwise issuable based on a value per Share determined by the Company in its discretion.

7. Adjustments. The Committee will make appropriate adjustments in the terms and conditions of your Options in recognition of unusual or nonrecurring events affecting the Company or its financial statements (such as a Common Stock dividend, Common Stock split, recapitalization, payment of an extraordinary dividend, merger, consolidation, combination, spin-off, distribution of assets to stockholders other than ordinary cash dividends, exchange of shares, or other similar corporate change), or in recognition of changes to applicable laws, regulations, or accounting principles, to prevent unintended dilution or enlargement of the potential benefits of your Options. The Committee’s determinations in this regard will be conclusive.

8. Timing of Payment. Shares will be paid to you upon your exercise of any of your Options.

9. Closing Price. For purpose of this Agreement, “Closing Price” will mean the closing price of a Share as reported in the principal consolidated transaction reporting system for the New York Stock Exchange (or on such other recognized quotation system on which the trading prices of the Shares are quoted at the relevant time), or in the event that there are no Share transactions reported on such tape or other system on the applicable date, the closing price on the immediately preceding date on which Share transactions were reported. Closing Price shall constitute “Fair Market Value” under the Plan for all purposes related to your Options.

10. No Guarantee of Employment. This Agreement is not a contract of employment and it is not a guarantee of employment for life or any period of time. Nothing in this Agreement interferes with or limits in any way the right of the Company or an Affiliate to terminate your employment at any time. This Agreement does not give you any right to continue in the employ of the Company or an Affiliate.

11. Governing Law; Choice of Forum. This Agreement will be construed in accordance with and governed by the laws of the State of Delaware, regardless of the law that might be applied under principles of conflict of laws. Any action to enforce this Agreement or any action otherwise regarding this Agreement must be brought in a court in the State of New York, to which jurisdiction the Company and you consent.

12. Miscellaneous.

(a) For purposes of this Agreement, “Committee” includes any direct or indirect delegate of the Committee as defined in the Plan and (unless otherwise indicated) the word “Section” refers to a Section in this Agreement. Any other capitalized word used in this Agreement and not defined in this Agreement, including each form of that word, is defined in the Plan.

(b) Any determination or interpretation by the Committee pursuant to this Agreement will be final and conclusive. In the event of a conflict between any term of this Agreement and the terms of the Plan, the terms of the Plan control. This Agreement and the Plan represent the entire agreement between you and the Company, and you and all Affiliates, regarding your Options. No promises, terms, or agreements of any kind regarding your Options that are not set forth, or referred to, in this Agreement or in the Plan are part of this Agreement. In the event any provision of this Agreement is held illegal or invalid, the rest of this Agreement will remain enforceable.

(c) Your Options are not Shares and do not give you the rights of a holder of Shares. You will not be credited with additional Options on account of any dividend paid on Shares.

(d) The Committee may, in its discretion, settle your Options in the form of cash to the extent settlement in Shares is prohibited by law or would require you or the Company to obtain the approval of any governmental and/or regulatory body. The Committee may, in its discretion, require you at any time to immediately sell Shares you acquire under this Agreement, in which case, the Company shall have the authority to issue sales instructions in relation to such Shares on your behalf. No Shares will be issued or no cash will be paid if that issuance or payment would result in a violation of applicable law, including United States securities laws and any other applicable securities laws.

(e) The issuance of Shares or payment of cash pursuant to your Options is subject to all applicable laws, rules and regulations, and to any approvals by any governmental agencies or national securities exchanges as may be required. The Company’s grant of Options to you is not intended to be a public offering of securities outside the United States, and the Company has not submitted any registration statement, prospectus, or other securities filing with authorities outside the United States, except where required by law. Your Options have not been, and will not be, reviewed by or registered with any securities authorities outside the United States, including but not limited to the securities authorities of Argentina. In accordance with Circular 99 of 2001, from Chile’s Superintendence of Securities, the grant of the Options hereunder is not intended to be a public offering of securities in Chile but instead is intended to be a private placement. As this is a private placement in Chile, the Company has not submitted any registration statement, prospectus or other filings with the local securities authorities, and the Plan is not subject to the supervision of any securities authorities in Chile. This Agreement and all other materials pertaining to your Options have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to this offer. If you have any doubts about any of the contents of the materials pertaining to your Options, you should obtain independent professional investment advice.

(f) You agree to repatriate all payments under this Agreement or cash attributable to Shares you acquire under this Agreement to the extent required under any applicable legal requirements, such as foreign exchange rules and regulations in your country of residence or country of employment.

(g) Your Options are subject to the Company’s performance-based compensation recoupment policy (which currently covers only officers or officer-equivalent employees of the Company and its Affiliates) in effect from time to time.

(h) Regardless of any action the Company or any Affiliate takes with respect to any or all tax withholding (including social insurance contributions and payment on account obligations, if any), you acknowledge that the ultimate liability for all such taxes is and remains your responsibility (or that of your beneficiary or estate) and that neither the Company nor any Affiliate makes any representations or undertakings regarding the treatment of any tax withholding in connection with any aspect of any of your Options, including the grant or payment on account of the Options, and that neither the Company nor any Affiliate commits to structure the terms of the grant of or any aspect of any Options to reduce or eliminate your (or you estate’s or any heir’s) liability for such tax. You agree to take any and all actions as may be required to comply with your personal tax obligations.

(i) If you are resident and/or employed in a country that is a member of the European Union, this Agreement is intended to comply with the provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Equal Treatment Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Agreement are invalid or unenforceable, in whole or in part, under the Equal Treatment Rules, the Committee, in its sole discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under local law.

(j) You agree that this Agreement and any other documents related to the Plan or your Options are to be presented to you in English. If any such document is translated into a language other than English, the English version will control.

(k) The collection, processing and transfer of your personal data is necessary for the Company’s administration of the Plan, this Agreement and your Options. You hereby explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of your personal data as described in this document by any Affiliates or the Company, and others who provide them services related to your Options (“Service Providers”), for the exclusive purpose of implementing, administering and managing your participation in the Plan. In accepting this agreement, you acknowledge that:

(1) the Affiliates and the Company hold certain personal information about you, including, but not limited to, your name, home address, telephone number, date of birth, social insurance number or other identification number, employee identification number, salary, nationality, job title, or shares of stock or directorships held in Affiliates and the Company, details of all Options awarded, forfeited, on which payment has been made, and/or outstanding in your favor, for the purpose of implementing, administering and managing the Plan (“Data”);

(2) the Affiliates, the Company, and Service Providers will transfer Data amongst themselves as necessary for the implementation, administration and management of the Plan, that these recipients may be located in your country, the European Economic Area, the United States, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than your country, that you may request a list with the names and addresses of any potential recipients of the Data by contacting your local human resources representative and you authorize the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing your participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party;

(3) Data will be held only as long as is necessary to implement, administer and manage your participation in the Plan, including but not limited to any applicable retention period necessary for effective or lawful administration of the Plan;

(4) you may, at any time, exercise your rights under law, to obtain confirmation as to the existence of the Data, verify the content, origin and accuracy of the Data, request the integration, update, amendment, deletion or blockage (for breach of applicable laws) of the Data, and oppose, for legal reasons, the collection, processing or transfer of the Data that is not necessary or required for the implementation, administration and/or operation of the Plan and your participation in it. You may seek to exercise these rights by contacting your local human resources manager; and

(5) you are not obligated to consent to the collection, use, processing and transfer of Data. However, if you refuse to grant consent under this Section 12 by failing to accept this Agreement you will not receive any Options pursuant to this Agreement, and if you subsequently withdraw your consent under this Section 12 you will forfeit all of your Options. You may contact your local human resources representative for more information on the consequences of your refusal to consent or withdrawal of consent.

(l) In accepting this Agreement, you acknowledge that:

(1) the Plan and this Agreement are each established voluntarily by the Company, and that each is discretionary in nature and may be modified, suspended or terminated at any time, as provided in the Plan and this Agreement, respectively;

(2) the grant of your Options is voluntary and occasional and does not create any contractual or other right to receive future grants of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past;

(3) all decisions with respect to future Option grants, if any, will be at the discretion of the Committee, including, but not limited to, the timing of any grants, the number of Options and vesting provisions;

(4) your participation in the Plan is voluntary;

(5) the Options are an extraordinary item which is outside the scope of your employment contract, if any;

(6) the Options are not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, Termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

(7) the Option grant will not be interpreted to form an employment contract or relationship with any Affiliate or the Company, and you are not an employee of the Company;

(8) the future Closing Price of Common Stock is unknown and cannot be predicted with certainty;

(9) to the fullest extent permitted by law, no claim or entitlement to compensation or damages arises from termination of the Options or diminution in value of the Options and you irrevocably release the Company and each Affiliate from any such claim that may arise; and

(10) in the event of your Termination, neither your eligibility, nor any right to receive Options, nor any period within which payment may be made on account of your Options, if any, will be extended beyond the period specified under this Agreement by any notice period mandated under law (e.g., active employment would not include a period of “garden leave” or similar period pursuant to local law); furthermore, in the event of your Termination, your right to payment on account of your Options, if any, will not be extended by any notice period mandated under law.

(m) The Company may impose other requirements as a condition of your Options, to the extent the Committee determines, in its discretion, that such other requirements are necessary or advisable in order to comply with law or facilitate the operation or administration of this Agreement, your Options, or the Plan. To the extent the Company determines in its discretion that you are required to execute any document or undertaking for this purpose, you agree to do so.

13. Amendments. The Committee has the exclusive right to amend this Agreement as long as the amendment does not adversely affect any of your previously-granted Awards in any material way (without your written consent) and is otherwise consistent with the Plan. The Company will give written notice to you (or, in the event of your death, to your beneficiary or estate) of any amendment as promptly as practicable after its adoption.

14. Agreement to Protect Corporate Property. If you have not previously executed an Agreement to Protect Corporate Property (“Property Agreement”), the grant of your Options is subject to your execution of the Property Agreement provided to you by the Company with respect to this Agreement, and if you do not return a signed copy of the Property Agreement then this Agreement and the Options granted to you will be void. The Company may in its sole discretion allow an extension of time for you to return your signed Property Agreement.

15. Post-Employment Terms Applicable to Insiders and Executive Officers.

(a) The terms of this Section 15 shall apply if you are an Insider or an “executive officer” of the Company under the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder, at any time during the Performance Period, notwithstanding any other terms of this Agreement, other than Section 3, to the contrary. If a Change of Control occurs prior to the finding described in Section 15(b), any applicable terms of Section 3 will supersede the terms of this Section 15.

(b) If the Committee reasonably finds that, at any time during the Performance Period, whether during your employment with the Company and its Affiliates or thereafter, you directly or indirectly owned any interest in, managed, controlled, participated in, consulted with, or rendered services, as an officer, director, employee, partner, member, consultant, independent contractor or agent, to any person or entities currently engaged in business activities which compete (or will compete based on the anticipated plans of the Company at the time of your employment termination) with the business of MetLife in the United States of America, United Arab Emirates, Hong Kong (Special Administrative Region of the People’s Republic of China), Argentina, United Kingdom and/or in any other country in which MetLife conducts business or has plans to conduct business during your employment or as of the date your employment terminated, then, to the maximum extent permissible by law, all of your Options will be forfeited immediately.

(c) Notwithstanding the terms of Section 11 to the contrary, this Section 15 will be construed in accordance with and governed by the laws of the State of New York, regardless of the law that might be applied under principles of conflict of laws.

IN WITNESS WHEREOF, the Company has caused its duly authorized officer to execute this Agreement, and you have executed this Agreement.

METLIFE, INC.		EMPLOYEE

By:	Steven A. Kandarian	[name]
Name

Chairman of the Board, President and Chief Executive Officer
Title

	Signature	Signature

Date: